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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 2, 1998
                                                        ------------------

                        CORN PRODUCTS INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     1-13397                  22-3514823
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(State or other jurisdiction        (Commission               (IRS Employer
       of incorporation)            File Number)            Identification No.)


6500 South Archer Road, Bedford Park, Illinois                  60501-1933
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  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (708) 563-2400


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets.

          As previously reported on Form 8-K dated October 21 1998, Corn Products International, Inc. ("Corn Products") entered into certain agreements providing for the acquisition by Corn Products of the remaining interest in its Mexican joint venture, Arancia - CPC S.A. de C.V. (the "Joint Venture"). The acquisition is expected to occur in a series of transactions over the next several years and will be paid for with a combination of cash and Corn Products Common Stock. In the event that Corn Products acquires all of the remaining interest in the Joint Venture, the aggregate purchase price would consist of (i) US$90 million of cash, plus (ii) 1,764,706 shares of Corn Products Common Stock, plus (iii) at the option of Corn Products, US$30 million in either cash or Corn Products Common Stock valued at the time of issuance. In addition, an earnout payment not to exceed US$15 million and not less than US$9 million will be made.

          Prior to consummating the initial transaction, Corn Products owned a 49% interest in the Joint Venture. The remaining 51% interest was held 41% by Aracorn S.A. de C.V. ("Aracorn") and 10% by Arancia Industrial, S.A. de C.V. ("Arinsa"). Promociones Industriales Aralia, S.A. de C.V. ("Aralia") owned 100% of Aracorn. Aracorn is a holding company, the assets of which are limited to the Joint Venture shares it holds. Aracorn, Arinsa, and Aralia are controlled by the Aranguren family of Mexico.

          The closing of the initial transaction occurred on December 2, 1998 whereby Corn Products obtained effective control of 79.1% of the Joint Venture. This initial transaction consisted of the acquisition by Corn Products of:

          (i) 49% of the capital stock of Aracorn from Aralia for US$10 million in cash and 1,764,706 shares of Corn Products Common Stock;

          (ii) 10% of the capital stock of the Joint Venture from Arinsa, for approximately US$35 million in cash; and

          (iii) 91.7% of the capital stock of Poliquimicos del Ecuador, S.A., a small Ecuadorian corn wet miller ("Poliecsa"), from Arinsa for US$2 million in cash.

          The total consideration paid by Corn Products for the purchase of the stock of Aracorn, the Joint Venture and Poliecsa listed above was 1,764,706 shares of Corn Products Common Stock and US$47,054,899 in cash. The source of such funds was cash on hand.

          Reference is made to the Form 8-K filed by Corn Products on October 21, 1998 regarding this transaction and to the Transaction Agreement, Stockholder Agreement, and Option Agreement filed therewith as Exhibits 1-3, respectively. That document, and the exhibits filed therewith, are incorporated herein by reference.






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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          The necessary Financial Statements will be filed by amendment not later than February 15, 1999.


















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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                     CORN PRODUCTS INTERNATIONAL, INC.
                                     (Registrant)


Date: December 16, 1998              By:   /s/ James W. Ripley
                                           ------------------------------------
                                           James W. Ripley
                                           Chief Financial Officer
                                           (principal financial officer)